                                                                  EXHIBIT 10.31

                              *** CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT (INDICATED BY ASTERISKS) HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER 17 C.F.R. SECTIONS 200.80(B)(4), 200.83 AND 230.406.

                                    AGREEMENT

      THIS AGREEMENT (the "Agreement") is made as of December 8, 2003 (the "Effective Date"), by and between ANADYS PHARMACEUTICALS, INC., a Delaware corporation with its offices at 9050 Camino Santa Fe, San Diego, CA 92121 ("Anadys") and DAIICHI PHARMACEUTICAL CO. LTD., a Japanese corporation with a place of business at 14-10, Nihonbashi 3-chome, Chuo-ku, Tokyo 103-8234, Japan ("Daiichi").

                                    RECITALS

      WHEREAS, Daiichi possesses a library of chemically diverse compounds (the "Daiichi Library") and desires that Anadys perform an evaluation of Anadys' proprietary affinity based screening technology referred to as ATLAS(TM) (Any Target Ligand Affinity Screen) ("ATLAS"), which can be used for high throughput screening for protein targets of both known and unknown function;

      WHEREAS, Daiichi has [...***...] ([...***...]) drug targets (the "Daiichi Targets") against which it desires that Anadys use ATLAS(TM) to screen up to [...***...] ([...***...]) compounds from the Daiichi Library (the "Daiichi Compounds") against each of the [...***...] ([...***...]) Daiichi Targets; and

      WHEREAS, Anadys desires to utilize ATLAS(TM) to screen the Daiichi Targets against the Daiichi Compounds in order to identify for Daiichi those compounds which are most likely to show activity in relation to the Daiichi Targets and therefore may provide Daiichi the opportunity to evaluate ATLAS(TM) affinity screening performance against the Daiichi Targets relative to other screens performed by Daiichi on the Daiichi Targets.

      NOW, THEREFORE, in consideration of the foregoing premises and the covenants set forth below, the Parties hereby agree as follows:

1.    RESEARCH.

      (a) WORK PLAN AND GENERAL OBLIGATIONS. The Parties have agreed upon the work plan ("WORK PLAN") attached hereto as Exhibit A, which sets forth the specific activities that Anadys will undertake under this Agreement. The Work Plan may be amended in writing by the parties.

      (b) JOINT RESEARCH COMMITTEE.

            (i) FORMATION. The Parties will establish after the Effective Date a joint research committee comprised of three (3) members from each Party ("JOINT RESEARCH COMMITTEE" or "JRC"). A Party may designate substitutes for its JRC members to participate if


                                             ***CONFIDENTIAL TREATMENT REQUESTED


                                       1.
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one or more of such Party's members cannot attend a meeting. A Party may replace any of its JRC members by giving the other Party notice stating the member to be replaced and the replacement.

            (ii) RESPONSIBILITIES. The JRC shall have overall responsibility for
(1) reviewing modifications to the Work Plan, and (2) facilitating receipt of and discussing information regarding Hit Compounds (hereinafter defined). The role of the JRC shall be advisory.

            (iii) MEETINGS. The JRC will meet at least once per calendar quarter, or as requested by a Party's JRC members. Meetings will take place via teleconference, videoconference, or face to face meeting.

      (c) CONDUCT OF RESEARCH.

            (i) On or about January 15, 2004, Daiichi will supply to Anadys the quantities of protein of the Daiichi Targets set forth in the Work Plan and the Daiichi Compounds, as selected by Daiichi. Anadys will diligently use its assay development and validation capabilities to develop two (2) validated screening assays for use with ATLAS(TM) for the Daiichi Targets (each, a "TARGET ASSAY") pursuant to the Work Plan.

            (ii) Anadys will use the Target Assays to conduct screening of up to [...***...] Daiichi Compounds (excluding controls) provided by Daiichi pursuant to 1(c)(i). For purposes of this Agreement, a Hit Compound shall mean a Daiichi
Compound: (1) whose identity and purity has been confirmed by liquid chromatography mass spectrometry; and (2) that interacts with the Daiichi Target in an ATLAS assay at a potency of [...***...] ([...***...]) or less.

            (iii) During the term of this Agreement, Daiichi may visit the Anadys facilities to observe and investigate assay development and screening conducted under this Agreement; provided that Daiichi gives at least fourteen
(14) days advance notice to Anadys to schedule any such visit.

            (iv) Anadys will provide Daiichi with written updates as to the progress of the screening and will identify all Hit Compounds and their relevant Target Assay results. At the end of the screening using a Target Assay, Anadys will provide Daiichi with a written screening report including results of the screening, including Target Assay results for all Daiichi Compounds.

      (d) SUCCESS CRITERIA.

            (i) If, during the term of this Agreement, as to one or both of the Daiichi Targets, (1) Anadys generates assay Z' values of [...***...] or higher and (2) identifies Hit Compounds; [...***...] percent ([...***...]%) of which Hit Compounds are confirmed as binders of the target by either: (a) a Biacore assay, which assay shall be qualified by demonstrating detection of a known binder and shall be conducted by Daiichi within thirty (30) days after submission of the screening report; or (b) if Anadys is not satisfied by the results of


                                             ***CONFIDENTIAL TREATMENT REQUESTED


                                       2.

such Biacore assay, by a circular dichroism assay, which shall be conducted by Anadys, then Anadys shall be deemed to have satisfied the "Success Criteria" for such Daiichi Target and shall be entitled to a Success Payment for such Daiichi Target, as provided for in Section 4.2.

2.    SHIPMENT OF COMPOUNDS

      2.1 SHIPMENT. All deliveries pursuant to this Agreement shall be shipped to the address and addressee specified by the receiving party and shall be prepaid by the shipper.

      2.2 COSTS. Except for the Screening Fee pursuant to Section 4.1, each Party will bear its own costs and expenses for its activities under the Work Plan, including without limitation materials, labor, equipment and overhead costs.

3.    FUTURE AGREEMENT; NO REVERSE ENGINEERING

      3.1 NEGOTIATIONS FOR FUTURE AGREEMENT OF LICENSE OF ATLAS(TM). If Anadys achieves the Success Criteria with respect to one or both of the Daiichi Targets and Daiichi wishes to use the ATLAS(TM) technology, then the Parties may enter into good faith discussions concerning the financial and other terms with respect to further utilization of ATLAS(TM) and/or the license of ATLAS(TM) by Anadys, on a limited and non-exclusive basis, to Daiichi for use by Daiichi in its internal drug discovery efforts.

      3.2 COVENANT NOT TO REVERSE ENGINEER. Anadys shall not attempt to ascertain, by any means, the chemical structure or any other information concerning any compound supplied by Daiichi hereunder. Anadys shall not use the quantities of protein of the Daiichi Targets or the Daiichi Compounds or the Research Results (as defined in the Work Plan) for any purpose other than the conduct of the Work Plan in accordance with this Agreement; provided, however, that upon receiving Daiichi's prior written consent, which consent shall not be unreasonably withheld, Anadys may use the statistic data of the number of hits obtained for internal research purposes and may disclose to third parties without reference to the Research Results, the statistic of the number of hits obtained and the fact that the Daiichi Targets are in a defined therapeutic area, without disclosing any other information, including, without limitation, the identity of the Daiichi Targets.

4.    PAYMENT

      4.1 SCREENING FEE. Daiichi shall pay to Anadys a nonrefundable-screening fee of [...***...] United States Dollars (US $[...***...]) within twenty-one
(21) days after the Effective Date.

      4.2   SUCCESS PAYMENTS.

            (a) If Anadys satisfies the Success Criteria for a Daiichi Target in accordance with Section 1(d), then Daiichi will pay to Anadys a Success Payment of [...***...] United States Dollars (US $[...***...]) for each such Daiichi Target, payable within twenty one (21) days from the date of achieving the Success Criteria. If Daiichi pays one or both Success Payments provided for in this Section 4.2, such Success Payment(s) shall be creditable against


                                             ***CONFIDENTIAL TREATMENT REQUESTED


                                       3.

any future payments Daiichi may be obligated to pay Anadys under a further collaboration, if entered into as contemplated by Section 3.1 above.

5.    OWNERSHIP OF INVENTIONS

      5.1 The ownership of inventions conceived of and reduced to practice as part of the activities under this Agreement ("Inventions") shall belong to Daiichi, provided, however, that any Invention relating to any improvements to ATLAS(TM) shall belong to Anadys.

6.    CONFIDENTIAL INFORMATION.

      6.1 NON-DISCLOSURE OBLIGATION. During the term of this Agreement and for [...***...] ([...***...]) years following its expiration or termination, any and all knowledge, know-how, assay information, compound structures, practices, processes or other information received by one party to this Agreement (the "Receiving Party") from the other party to this Agreement (the "Disclosing Party") pursuant to this Agreement (hereinafter referred to as "Confidential Information") shall be received and maintained by the Receiving Party in strict confidence, shall not be disclosed to any third party, and shall not be used by the Receiving Party for any purpose other than those purposes specified in this Agreement, unless the Receiving Party can demonstrate by competent written proof that such Confidential Information:

            (a) was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party;

            (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

            (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act of omission of the Receiving Party in breach of this Agreement;

            (d) was disclosed to the Receiving Party, other than under an obligation of confidentiality to a third party, by a third party who had no obligation to the Disclosing Party not to disclose such information to others; or

            (e) was independently discovered or developed by the Receiving Party without the use of Confidential Information belonging to the Disclosing Party.

It is understood that Daiichi may use and disclose the Target Assay results without any restraint.

      6.2 AUTHORIZED DISCLOSURE. Each Party may disclose Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary in the following instances:

            (a) filing or prosecuting patents relating to Inventions;

            (b) prosecuting or defending litigation;


                                             ***CONFIDENTIAL TREATMENT REQUESTED


                                       4.

            (c) complying with applicable governmental regulations;

            (d) disclosure to affiliates, sublicensees, employees, consultants, or agents each of whom is bound by similar terms of confidentiality and non-use at least equivalent in scope to those set forth in this Section 6; and

            (e) disclosure to investment bankers.

Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party's Confidential Information pursuant to this
Section 6.2 it will, except where impracticable, give reasonable advance notice to the other Party of such disclosure and use best efforts to take all reasonable action to avoid disclosure of Confidential Information hereunder.

7.    REPRESENTATIONS AND WARRANTIES

      7.1 BY ANADYS. Anadys represents and warrants to Daiichi that it has the right to carry out the activities under Section 1 above and that it has not previously entered and will not enter during the term of this Agreement into any agreement with a third party in conflict with this Agreement.

      7.2 BY DAIICHI. Daiichi represents and warrants to Anadys that it has the right to provide the protein of the Daiichi Targets and Daiichi Compounds to be supplied hereunder to Anadys.

8.    TERM; TERMINATION

      8.1 TERM. This Agreement shall become effective as of the Effective Date and unless earlier terminated in accordance with this Section 8, shall expire thirty (30) days after submission of the second screening report. The term of this Agreement may be extended for additional periods from time to time upon mutual agreement of the parties hereto.

      8.2 TERMINATION FOR BREACH. In the event that either party to this Agreement shall be in default of any of its material obligations hereunder and shall fail to remedy such default within thirty (30) days after receipt of written notice thereof, the party not in default shall have the option of terminating this Agreement by giving written notice thereof, notwithstanding anything to the contrary contained in this Agreement.

      8.3 ACCRUED RIGHTS; SURVIVING OBLIGATIONS. Termination of this Agreement shall not affect any accrued rights of either Party. The terms of Section 3.2 and 8.3 and Sections 5, 6, and 9 of this Agreement shall survive termination of this Agreement. Promptly after termination of this Agreement Anadys shall return or dispose of any materials and information of Daiichi in accordance with the instructions of Daiichi, including without limitation any protein of the Daiichi Targets and the Daiichi Compounds provided by Daiichi hereunder and written materials disclosed by Daiichi hereunder.



                                       5.

9.    GOVERNING LAW; DISPUTE RESOLUTION

      9.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of Japan without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than Japan.

      9.2 DISPUTE RESOLUTION. In the event of any controversy or claim arising out of, relating to or in connection with any provision of this Agreement, the parties shall try to settle their differences amicably and in good faith between themselves first, by referring the disputed matter to the respective heads of research of each Party and, if not resolved by the research heads, then either party may refer the matter to be settled by binding arbitration. The arbitration shall be held in Tokyo, Japan if it is initiated by Anadys in accordance with the arbitration rules of the Japan Commercial Arbitration Association, or in San Diego, CA, USA, if it is initiated by Daiichi in accordance with the arbitration rules of the American Arbitration Association.

10.   MISCELLANEOUS

      10.1 NOTICES. All notices required or permitted to be given under this Agreement shall be in writing and shall be mailed by registered or certified airmail, postage prepaid, addressed to the signatory to whom such notice is required or permitted to be given or transmitted by facsimile to the number indicated below. All notices shall be deemed to have been given when mailed, as evidenced by the postmark at the point of mailing, or transmitted by facsimile.

      All notices to Daiichi shall be addressed as follows:

                  Daiichi Pharmaceutical Co., Ltd.
                  16-13, Kita-Kasai 1-Chome
                  Edogawa-Ku, Tokyo 134-8630 Japan
                  Attention:  Tadashi Horiuchi, General Manager,
                  Discovery Research Laboratories
                  Fax:  [...***...]

      All notices to Anadys shall be addressed as follows:

                  Anadys Pharmaceuticals, Inc.
                  9050 Camino Santa Fe
                  San Diego, CA 92121
                  Attention: Michael Kamdar, Vice President,
                  Corporate Development & Strategy
                  Fax: [...***...]


                                             ***CONFIDENTIAL TREATMENT REQUESTED


                                       6.

       with a copy to:

                  Anadys Pharmaceuticals, Inc.
                  9050 Camino Santa Fe
                  San Diego, CA 92121
                  Attention: Elizabeth E. Reed, Senior Director, Legal Affairs
                  Fax: [...***...]


Any Party may, by written notice to the other, designate a new addressee, address or facsimile number to which notices to the Party giving the notice shall thereafter be mailed or faxed.

      10.2 INDEPENDENT CONTRACTORS. The Parties shall perform their obligations under this Agreement as independent contractors and nothing contained in this Agreement shall be construed to be inconsistent with such relationship status. This Agreement shall not constitute, create or in any way be interpreted as a joint venture or partnership of any kind.

      10.3 ENTIRE AGREEMENT; AMENDMENT. This Agreement sets forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersedes and terminates all prior agreements and understandings between the Parties hereto with regard to the subject matter hereof, and there are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties hereto other than as set forth herein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties hereto.

      10.4 AFFILIATES; ASSIGNMENT. Except as otherwise provided in this Section 10.4, neither Party may assign its rights or obligations under this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld, except that a Party may assign its rights or obligations to a third party in connection with the merger, consolidation, reorganization or acquisition of stock or assets affecting substantially all of the assets or actual voting control of the assigning Party. This Agreement shall be binding upon the successors and permitted assigns of the Parties. Any attempted delegation or assignment not in accordance with this Section 10.4 shall be of no force or effect.

      10.5 HEADINGS. The headings used in this Agreement are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

      10.6 FORCE MAJEURE. Any delays in performance by any Party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the Party affected, including but not limited to, acts of God, embargoes, governmental restrictions, strikes or other concerted acts of workers, fire, flood, explosion, riots, wars, civil disorder, rebellion or sabotage. The Party suffering such occurrence shall immediately notify the other Party and any time for performance hereunder shall be extended by the actual time of delay caused by the occurrence.


                                             ***CONFIDENTIAL TREATMENT REQUESTED


                                       7.

      10.7 SEVERABILITY. If any term, condition or provision of this Agreement is held to be unenforceable for any reason, it shall, if possible, be interpreted rather than voided, in order to achieve the intent of the Parties to this Agreement to the extent possible. In any event, all other terms, conditions and provisions of this agreement shall be deemed valid and enforceable to the full extent.

      10.8 WAIVER. None of the terms, covenants, and conditions of this Agreement can be waived except by the written consent of the Party waiving compliance.

      10.9 ENGLISH LANGUAGE. This Agreement has been prepared in the English language and shall be construed in the English language.

      10.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have by duly authorized persons, executed this Agreement, as of the date first above written.

DAIICHI PHARMACEUTICAL CO. LTD.           ANADYS PHARMACEUTICALS, INC.



By: /s/ Tadashi Horiuchi                 By: /s/ Michael J. Kamdar
    -----------------------------------      -----------------------------------

Name: Tadashi Horiuchi                   Name: Michael J. Kamdar
      ---------------------------------        ---------------------------------

Title:  General Manager                  Title: Vice President,
        Discovery Research Laboratories         Corporate Development & Strategy




                                       8.

                                    Exhibit A

                                    Work Plan

ATLAS(TM) WORK PLAN FOR DAIICHI

PURPOSE:

To validate ATLAS(TM) as an affinity-based screening assay for high-throughput compound screening and lead discovery through feasibility studies of Daiichi targets

MATERIALS

Daiichi will provide Anadys the target protein with [...***...] for protein characterization ([...***...]mg)*, assay development and optimization ([...***...]mg)*, and compounD screening (depending on number of compounds and ATLAS assay results).

Daiichi will provide Anadys the screening compounds (up to [...***...] compounds), the format and quantity of which are to be determined. Examples are 3 uL of 2 mg/mL in DMSO Or 50-100 uL of 0.2 mg/mL in 10% DMSO.

* Specific quantity of protein depends on Daiichi target proteins.

PROPOSED WORK PLAN

1.    CHARACTERIZATION OF TARGET PROTEIN

      -     CD (circular dichroism) to assess protein folding

            -     Effect of buffers, pH, salt, additives

      -     CD-melting profiles to assess protein thermal denaturation

            -     Effect of known ligands (if available)

      - DSC (differential scanning calorimetry) to determine melting temperature (Tm)

      - DLS (dynamic light scattering to assess protein aggregation upon thermal denaturation Section Effect of known ligands (if available)

      -     EXPECTED RESULTS

            -     Protein is folded at room temperature (by CD)

            - Protein undergoes thermal denaturation with a biphasic profile and defined Tm

            -     DSC gives similar Tm


                                             ***CONFIDENTIAL TREATMENT REQUESTED


                                       9.

            -     DLS indicate aggregation

            - Known ligands protect thermal denaturation by CD and aggregation by DLS (if known ligands are available)

2.    ASSAY DEVELOPMENT AND OPTIMIZATION

      -     ATLAS profiles at various protein concentration

      - Optimized conditions for protein conc., antibody conc., buffers, pH, salt, additives

      -     Kinetic profiles at various protein concentrations and T-ATLAS

      -     Selection of T-ATLAS

      -     Effect of ATLAS [...***...] by known ligands (if available)

      -     Validation of the ATLAS assay on the robotic system

      - Screening of [...***...] DMSO plates to assess inner- and inter-plate variations and Z' values

      -     EXPECTED RESULTS

            -     ATLAS signal has a >[...***...]-fold window at T-ATLAS

            -     Kinetic traces are linear at T-ATLAS

            -     Protein concentration dependence is linear

            - Known ligands shift ATLAS profiles (if known ligands are available)

            - The [...***...]-fold signal window at T-ATLAS is maintained on the robotic system

            -     Z' values are [...***...] or higher

3.    COMPOUND FORMATTING AND ASSAY PLATE PREPARATION

      -     Anadys recommends final screening conc. to be [...***...] ug/mL

      -     May require intermediate dilution of high concentration stocks

4.    PILOT SCREEN

      - Screening of up to [...***...] compounds in duplicate at [...***...] ug/mL from Daiichi library by the robotic system

      -     EXPECTED RESULTS

            -     Z' values for pilot screen are [...***...] or higher

5.    COMPOUND SCREENING

      - Screening of up to [...***...] compounds excluding controls at [...***...] ug/mL in singlet from the Daiichi library by the robotic system

      -     EXPECTED RESULTS

            -     Z' values are [...***...] or higher

            -     Identification Hit Compounds

            -     A Hit Compound shall mean a Daiichi Compound:

                  - (1) whose identity and purity has been confirmed by Liquid Chromatography Mass Spectrometry; and (2) that interacts


                                             ***CONFIDENTIAL TREATMENT REQUESTED


                                       10.
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                        with and regulates the activity of the Target in an
                        ATLAS assay with an IC50 value of [...***...] or less

6.    HIT CONFIRMATION AND FOLLOW UP

                  - Retest the hits in triplicate at the screening concentration

                  - Generate dose-response curves for the above confirmed hits

      GENERATION OF A DETAILED SCREENING REPORT FOR EACH OF THE SCREENS, CONTAINING KEY RESULTS


                                             ***CONFIDENTIAL TREATMENT REQUESTED


                                      11.